Exhibit 10.e

                                                                   Page 15 of 17


     THIS AGREEMENT made and entered into this 24th day of November 2003, by and between RONSON CORPORATION, a corporation of the State of New Jersey, having its principal place of business at Corporate Park III, Campus Drive, Post Office Box 6707, Somerset, New Jersey 08875-6707 (hereinafter called the "Corporation"), and LOUIS V. ARONSON II, residing at P.O. Box 9, Oldwick, New Jersey 08858 (hereinafter called "Aronson"):

                              W I T N E S S E T H:

     WHEREAS, the September 19, 2001 agreement by its terms expires on December 31, 2004; and

     WHEREAS, the Corporation desires to continue in its employ Aronson and Aronson is willing to accept continued employment with the Corporation in an executive capacity as General Manager, President and Chief Executive Officer of all domestic and foreign operations; and

     WHEREAS, the Corporation is cognizant of Aronson's substantial contribution to the Corporation's operations and the importance of having him continue in the discharge of his present duties; and

     WHEREAS, the Corporation and Aronson desire to fix and determine the terms and conditions of such employment;

     NOW, THEREFORE, for and in consideration of the promises and mutual covenants and agreements herein contained, the parties agree as follows:

          1. The Corporation agrees to and does hereby employ Aronson to do and perform all duties and services of a managerial and executive character as General Manager, President and Chief Executive Officer of the Corporation's manufacturing, marketing, financial and other operations which may be required of Ronson by the Board of Directors of the Corporation for a period of three (3) years, beginning January 1, 2005 and ending December 31, 2007. The Corporation further agrees that this Agreement will continue after December 31, 2007 from year to year -- that is to say: from January 1, 2008 to December 31, 2008 and for each succeeding year following 2007, subject to the same terms and conditions herein contained unless the employment shall be terminated by not less than twelve months prior notice in writing given by either party to the other, or unless the parties agree to a new employment contract prior to the expiration date of this Agreement. The earliest termination date, however, shall be December 31, 2007. The Corporation agrees that Aronson's annual salary shall be payable semi-monthly or shall be paid as requested by Aronson with the understanding that the sum drawn by Aronson shall not on an annual basis exceed the annual base salary.

          2. Aronson shall have the general control and management of the business of the Corporation and all persons employed in or about the same.


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                                                                   Page 16 of 17

          3. Aronson shall be entitled to four (4) weeks vacation with full compensation in each year which, at the option of Aronson, may be accumulated during the term of his employment under this Agreement or extensions thereof, and if conditions or events affecting Aronson or the business do not permit the taking of vacation in a given year by Aronson, the time and/or pay therefor can be accumulated at Aronson's option.

          4. Aronson hereby accepts such employment and agrees that during the aforementioned period of three (3) years, or extensions thereof, he will serve the Corporation faithfully and to the best of his ability, and that during the term of such employment he will devote his energy and abilities to the fulfillment of the duties and services to be performed by him, as set forth in this Agreement.

          5. For the  services  to be  rendered  by Aronson  to the  Corporation
     during  the  aforementioned  three-year  period  of  his  employment,   the
     Corporation agrees that it will, during the term hereof:

               (a) Pay Aronson an annual base salary, commencing with January 1, 2005 equivalent to the base salary Aronson earned in 2003 or 2004, whichever is higher, payable semi-monthly or at other stated periods as may be mutually agreed. Said annual base salary shall annually, on January 1, be increased by three and one-half percent (3 1/2%) providing Ronson Corporation consolidated has an operating profit the prior year. In the event Ronson Corporation does not have an operating profit in the preceding year, then the base salary will be the same as the prior year without any increase.

               (b) Aronson shall be entitled to all benefits provided by the Corporation, and he shall be included in the Corporations' Top Management Incentive Plan;

               (c) Reimburse Aronson for all ordinary and reasonable expenses incurred by him in connection with and related to the duties performed and services rendered to the Corporation by him hereunder;

              (d) Make available to Aronson a suitable automobile for his use and pay all expenses in connection therewith;


               (e) In the event of the death of Aronson prior to the expiration of this Agreement, the Corporation will pay to the widow of Aronson (or, in the event of her death, to his designated beneficiary or beneficiaries) the equivalent of two (2) full years' compensation, including any of the incentive compensation, deferred or otherwise, that was payable to Aronson during the year immediately preceding his death. These sums of money shall be paid in equal quarterly installments over a period of three (3) years and until these sums of money have been fully paid and satisfied, interest on any unpaid balance shall be at the prime interest rate as determined by Citibank, N.A.

                                                                   Page 17 of 17

               (f) In the event Aronson, during the term of this Agreement, is unable to perform his duties because of illness or other reason beyond his control, he shall continue to receive full compensation, payable monthly during the remainder of this Agreement. If any of the events referred to above takes place in the last twelve months of this Agreement, then, following the end of the term of this Agreement, Aronson shall be entitled to receive one full year of additional compensation, payable monthly, under the terms of this Agreement.

          6 In the event of the reorganization, acquisition, merger or consolidation of the corporation with another corporation, or any other entity (trust, etc.), the Corporation, or any other entity (trust, etc.) undertakes and accepts the conditions of this Agreement and the obligation to continue the employment of Aronson with such reorganized, acquired, merged or consolidated corporation in accordance with the terms and conditions of this Agreement.

          7 This Agreement shall be binding upon and inure to the benefit of Aronson and his heirs and legal representatives and to the Corporation or its successors and assignees.


     IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed by its duly authorized officers and its corporate seal to be affixed, and Aronson has hereunto set his hand and seal the day and year first above written.

  ATTEST:                                      RONSON CORPORATION



                                               By:/s/ Justin P. Walder
   --------------------------                     ------------------------------
                                                     Justin P. Walder, Secretary

  WITNESS:

                                               /s/ Louis V. Aronson II
   -------------------------                   ---------------------------------
                                                     Louis V.  Aronson II